Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (“Registration Statement”) of our report dated February 14, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of 21st Century Growth Portfolio (a portfolio of Scudder Variable Series I) which is also incorporated by reference into this Registration Statement. We also consent to the references to us under the heading “Independent Registered Public Accounting Firms (“Auditors”)” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A of 21st Century Growth Portfolio (a portfolio of Scudder Variable Series I) dated May 1, 2004, which is incorporated by reference into such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 15, 2005